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                                                 EXHIBIT 11

                                Statement Re: Computation of Per Share Earnings



                                                         Three Months Ended         Six Months Ended
                                                              June                        June
                                                        2000            1999         2000        1999
                                                   -------------     -----------  ----------   -----------

Basic:

   Average shares outstanding:                      1,756,438         1,767,064    1,760,166    1,767,064

       Net effect of the assumed
       exercise of stock options-
       based on the treasury stock
       method using average stock prices                    0                 0            0            0
                                                   ----------        ----------   ----------   ----------

              Total                                 1,756,438         1,767,064    1,760,166    1,767,064
                                                   ==========        ==========   ==========   ==========

Net income                                           $629,483          $594,850   $1,231,837   $1,162,483
                                                   ==========        ==========   ==========   ==========

Net income per share                                    $0.36             $0.34        $0.70        $0.66
                                                   ==========        ==========   ==========   ==========






Diluted:

   Average shares outstanding:                      1,756,438         1,767,064    1,760,166    1,767,064

       Net effect of the assumed exercise of stock options based on the treasury stock method using average market price or period

       end market price, whichever is higher                0               604            0            0
                                                   ----------        ----------   ----------   ----------

              Total                                 1,756,438         1,767,668    1,760,166    1,767,064
                                                   ==========        ==========   ==========   ==========

Net income                                           $629,483          $594,850   $1,231,837   $1,162,483
                                                   ==========        ==========   ==========   ==========

Net income per share                                    $0.36             $0.34        $0.70        $0.66
                                                   ==========        ==========   ==========   ==========


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